For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, January 30, 2026

Tompkins Financial Corporation Reports Record Earnings Per Share for the Fourth Quarter of 2025

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share (GAAP) of $6.70 for the fourth quarter of 2025, up $5.33 or 389.1% compared to the fourth quarter of 2024. The Company had record operating diluted earnings per share (non-GAAP) for the fourth quarter of 2025 of $1.78. A reconciliation of these amounts can be found on page 14 of this press release. Net income for the fourth quarter of 2025 was $96.2 million, up $76.6 million, or 389.6%, compared to the $19.7 million reported for the fourth quarter of 2024.

For the year ended December 31, 2025, diluted earnings per share (GAAP) was $11.24, up $6.27 or 126.2% from the $4.97 reported for the year ended December 31, 2024. The Company had record operating diluted earnings per share (non-GAAP) for year ended December 31, 2025 of $6.31. A reconciliation of these amounts can be found on page 14 of this press release. Net income was $161.1 million for the year ended December 31, 2025, up $90.2 million or 127.3%, compared to $70.9 million reported for 2024.

The increase in diluted earnings per share and net income for both the fourth quarter and full year periods included the sale of all of the issued and outstanding shares of capital stock of the Company's wholly-owned subsidiary, Tompkins Insurance Agencies, Inc. ("TIA") to Arthur J. Gallagher & Co. (“Gallagher”) (NYSE: AJG) for approximately $223.0 million in cash, subject to customary purchase price adjustments. The transaction generated a pre-tax gain of $188.2 million, recognized in non-interest income. The Company also incurred $4.3 million in expenses related to the sale of TIA, which are reported in noninterest expense. Partially offsetting the increase for both the fourth quarter and full year periods was the sale of $564.2 million of available-for-sale debt securities during the fourth quarter of 2025, which resulted in a pre-tax loss of $78.7 million. The Company expects this sale to favorably impact securities revenue in future periods as the securities sold had an average yield of 1.56%, while the proceeds of the sale were largely reinvested into securities with an estimated yield of approximately 4.52%. The weighted average life of the securities purchased and sold was approximately 5.5 years.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report record quarterly net income and operating earnings for the fourth quarter of 2025. Our improved results were driven by strong loan and deposit growth, both of which were up over 7% for the year, and by an expanding net interest margin which was up 49 basis points over the fourth quarter of 2024. During the fourth quarter of 2025, we announced the sale of Tompkins Insurance Agencies, Inc. and restructured our balance sheet, which we believe leaves us with continued momentum heading into 2026 and provides us with capital to support strategic investments for the future."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin improved to 3.42% in the fourth quarter of 2025, up 22 basis points from the immediate prior quarter, and up 49 basis points from the fourth quarter of 2024.
•Total loans at December 31, 2025 were up $158.2 million, or 2.5% compared to September 30, 2025 (10.1% on an annualized basis), and up $426.3 million, or 7.1%, from December 31, 2024.
•Total deposits at December 31, 2025 were $6.9 billion, down $115.3 million, or 1.6% compared to the most recent prior quarter end, and up $466.0 million, or 7.2%, from December 31, 2024.
•Total average cost of funds of 1.71% for the fourth quarter of 2025 was down 12 basis points compared to the most recent prior quarter, and down 17 basis points compared to the same period of the prior year.
•Loan to deposit ratio at December 31, 2025 was 92.9%, compared to 89.2% at September 30, 2025, and 93.0% at December 31, 2024.
•Regulatory Tier 1 capital to average assets was 10.62% at December 31, 2025, up compared to 9.41% at September 30, 2025, and 9.27% at December 31, 2024.
•Common equity book value per share (GAAP) increased 19.1% and tangible book value per share (Non-GAAP) increased 24.6% over the most recent prior quarter. A reconciliation of these amounts can be found on page 14 of this press release.

NET INTEREST INCOME
Net interest income was $69.1 million for the fourth quarter of 2025, up $5.2 million or 8.1% compared to the third quarter of 2025, and up $12.8 million or 22.7% compared to the fourth quarter of 2024. For the year ended December 31, 2025, net interest income was $249.7 million, up $38.6 million or 18.3% when compared to 2024. The increase in net interest income in the fourth quarter of 2025 and the full year period compared to the most recent prior quarter and the same periods in 2024 was due to improvement in net interest margin, which is discussed below, and growth in average loans.

Net interest margin was 3.42% for the fourth quarter of 2025, compared to 3.20% reported for the third quarter of 2025, and 2.93% reported for the fourth quarter of 2024. Net interest margin of 3.17% for the twelve months ended December 31, 2025 was up 38 basis points over 2024. The increases in net interest margin reflect growth in average loan balances, improved yields on average earnings assets, and lower funding costs as a result of lower rates and improved funding mix. Average yield on securities for the fourth quarter of 2025 was up 45 basis points over the third quarter of 2025 and up 68 basis points over the fourth quarter of 2024, mainly a result of the reinvestment within the portfolio at higher yields.

Average loans for the quarter ended December 31, 2025 were up $120.2 million, or 1.9%, over the most recent prior quarter, and were up $404.8 million, or 6.8%, compared to the same prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended December 31, 2025 was 4.98%, an increase of 8 basis points from 4.90% for the quarter ended September 30, 2025, and up 31 basis points from 4.67% for the quarter ended December 31, 2024.

Average total deposits of $7.0 billion for the fourth quarter of 2025 were up $126.3 million, or 1.8%, compared to the third quarter of 2025, and up $390.8 million, or 5.9%, compared to the fourth quarter of 2024. The cost of interest-bearing deposits of 2.18% for the fourth quarter of 2025 was down 8 basis points compared to the most recent prior quarter, and down 13 basis points from 2.31% for the fourth quarter of 2024. The ratio of average noninterest bearing deposits to average total deposits for the fourth quarter of 2025 was 27.4% compared to 27.6% for the third quarter of 2025, and 28.0% for the fourth quarter of 2024. The average cost of interest-bearing liabilities for the fourth quarter of 2025 was 2.30%, down 15 basis points when compared to the most recent prior quarter, and down 23 basis points from the same period in 2024.

NONINTEREST INCOME
Noninterest income of $125.8 million for the fourth quarter of 2025 was up $104.9 million or 503.8% compared to the fourth quarter of 2024. Year-end noninterest income of $196.9 million was up $108.7 million or 123.4% compared to the same period in 2024. The increase in noninterest income is mainly due to the above-mentioned sale of TIA to Gallagher during the fourth quarter of 2025 resulting in a pre-tax gain of $188.2 million in other income, which was partially offset by the above-mentioned sale of available-for-sale securities at a pre-tax loss of $78.7 million. For the three and twelve months ended December 31, 2025, investment services income was up 3.6% and 2.7%, respectively over the same periods prior year, while card services income was down 2.9% and 4.6%, respectively over the same periods. Insurance revenue for the three and twelve months ended December 31, 2025 was down 63.7% and 9.0%, respectively, compared to the same periods in 2024, as a result of the sale of TIA during the fourth quarter of 2025.

NONINTEREST EXPENSE
Noninterest expense was $54.1 million for the fourth quarter of 2025, up $4.2 million or 8.3% compared to the same period in 2024. Noninterest expense for the full year ended December 31, 2025 was $210.2 million, an increase of $10.6 million or 5.3% compared to the $199.6 million reported for 2024. As previously stated, noninterest expense included $4.3 million of expenses related to the sale of TIA in the fourth quarter of 2025. Increases for both periods over the prior year periods were mainly in salaries and employee benefits, which were up $3.0 million or 8.9% for the fourth quarter of 2025, and up $7.7 million or 6.0% for the year ended

December 31, 2025, compared to the same periods in 2024. The increases were a result of the expenses related to the sale of TIA and annual merit adjustments. In addition, professional fees were up $1.1 million or 69.6% and up $2.9 million or 45.0% for the fourth quarter and year ended December 31, 2025, compared to the same periods in 2024. The increase in professional fees reflects initiatives to support future growth.

INCOME TAX EXPENSE
Provision for income tax expense was $43.5 million for an effective rate of 31.1% for the fourth quarter of 2025, compared to $6.0 million for an effective rate of 23.5% for the fourth quarter of 2024. For the year ended December 31, 2025, the provision for income tax expense was $63.8 million for an effective rate of 28.4% compared to provision of $22.0 million for an effective rate of 23.7% for 2024. The fourth quarter and full year periods in 2025 were impacted by the sale of TIA, which added approximately $54.4 million to the provision for income tax expense for 2025. Also impacting both the quarter and full-year periods was a decrease in pre-tax income, due primarily to the above-mentioned realized losses on the sale of certain available-for-sale securities.

ASSET QUALITY
The allowance for credit losses was 0.89% of total loans and leases at December 31, 2025, down from 0.95% at September 30, 2025, and from 0.94% at December 31, 2024. The decrease in the allowance for credit losses compared to December 31, 2024 was mainly due to updated economic forecasts for unemployment and gross domestic product for the quarter, as well as improved asset quality. The ratio of the allowance to total nonperforming loans and leases was 120.30% at December 31, 2025, compared to 113.06% at September 30, 2025, and 111.06% at December 31, 2024. The increase in the ratio compared to the fourth quarter of 2024 was due to the decrease in nonperforming loans and leases, discussed in more detail below.

Provision for credit losses for the fourth quarter of 2025 was $1.0 million compared to $1.4 million for the fourth quarter of 2024. Provision for credit losses for the year-ended December 31, 2025 was $11.5 million compared to $6.6 million for the same period in 2024. The increase in provision expense for the full year period compared to 2024 was mainly driven by a charge-off of $4.7 million in the second quarter of 2025 on a commercial real estate relationship totaling $18.1 million, and a charge-off of $2.4 million in the fourth quarter of 2025 on a commercial real estate relationship totaling $7.4 million. At the time of the charge-offs, the two commercial real estate relationships had specific reserves of $4.2 million and $1.6 million, respectively. Net charge-offs for the three months ended December 31, 2025 were $3.3 million, compared to $1.1 million for the third quarter of 2025, and $857,000 for the fourth quarter of 2024.

Nonperforming assets of $48.2 million represented 0.56% of total assets at December 31, 2025, down from $53.0 million or 0.63% of total assets at September 30, 2025, and down from $65.2 million or 0.80% of total assets at December 31, 2024. The decrease in nonperforming assets at December 31, 2025 compared to prior year end was largely due to one nonperforming commercial real estate loan totaling $14.2 million moving into other real estate owned during the fourth quarter of 2024, and subsequently being sold in the first quarter of 2025. In addition, during the fourth quarter of 2025, a $7.4 million commercial real estate loan was removed from nonaccrual loans, reflecting a payoff of $5.0 million, with a partial charge-off of $2.4 million. Loans past due 30-89 days totaled $8.8 million at December 31, 2025, $7.8 million at September 30, 2025, and $28.8 million at December 31, 2024. The decrease in loans past due 30-89 days when compared to December 31, 2024 was mainly due to one commercial real estate loan totaling $17.3 million being moved to nonaccrual loans and leases in the first quarter of 2025.

Special Mention and Substandard loans and leases totaled $134.5 million at December 31, 2025, compared to $144.2 million reported at September 30, 2025, and $111.1 million reported at December 31, 2024.

CAPITAL POSITION
Capital ratios at December 31, 2025 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.55% at December 31, 2025, compared to 13.27% at September 30, 2025, and 13.07% at December 31, 2024. The ratio of Tier 1 capital to average assets was 10.62% at December 31, 2025, compared to 9.41% at September 30, 2025, and 9.27% at December 31, 2024. Capital ratios at December 31, 2025 were positively impacted by the proceeds of the sale of TIA.

During the fourth quarter of 2025, the Company repurchased 22,339 shares of common stock at an aggregate cost of $1.6 million. These shares were purchased under the Company's 2025 Stock Repurchase Plan announced in the third quarter of 2025.

LIQUIDITY POSITION
The Company's liquidity position at December 31, 2025 was consistent with its position at September 30, 2025. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.7 billion, or 19.1% of total assets, at December 31, 2025.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, which offers a full array of products and services, including commercial and consumer banking. Tompkins Community Bank provides wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding revenue expectations, growth, and the sufficiency of collateral to cover exposure related to Special Mention and Substandard loans. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changing supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Ukraine and the impacts of continued or escalating hostilities in the Middle East), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises, and the related changes to customer behavior or credit risk resulting from any of the foregoing. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2025	12/31/2024
		(Audited)

Cash and noninterest bearing balances due from banks	$50,717	$53,635
Interest bearing balances due from banks	82,100	80,763
Cash and Cash Equivalents	132,817	134,398

Available-for-sale debt securities, at fair value (amortized cost of $1,391,379 at December 31, 2025 and $1,367,123 at December 31, 2024)	1,382,068	1,231,532
Held-to-maturity debt securities, at amortized cost (fair value of $283,860 at December 31, 2025 and $267,295 at December 31, 2024)	312,528	312,462
Equity securities, at fair value	800	768
Loans held for sale	43,440	0
Total loans and leases, net of unearned income and deferred costs and fees	6,446,245	6,019,922
Less: Allowance for credit losses	57,671	56,496
Net Loans and Leases	6,388,574	5,963,426

Federal Home Loan Bank and other stock	32,307	42,255
Bank premises and equipment, net	72,418	76,627
Corporate owned life insurance	77,843	76,448
Goodwill	72,736	92,602
Other intangible assets, net	1,687	2,203
Accrued interest and other assets	151,050	176,359
Total Assets	$8,668,268	$8,109,080
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,742,402	3,558,946
Time	1,298,393	1,068,375
Noninterest bearing	1,896,967	1,844,484
Total Deposits	6,937,762	6,471,805

Federal funds purchased and securities sold under agreements to repurchase	95,569	37,036
Other borrowings	564,446	790,247
Other liabilities	132,114	96,548
Total Liabilities	$7,729,891	$7,395,636
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,449,845 at December 31, 2025; and 14,468,013 at December 31, 2024	1,446	1,447
Additional paid-in capital	299,206	300,073
Retained earnings	662,161	537,157
Accumulated other comprehensive loss	(19,054)	(118,492)
Treasury stock, at cost – 104,492 shares at December 31, 2025, and 131,497 shares at December 31, 2024	(5,382)	(6,741)
Total Equity	$938,377	$713,444
Total Liabilities and Equity	$8,668,268	$8,109,080

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Year Ended
	12/31/2025	09/30/2025	12/31/2024	12/31/2025	12/31/2024
INTEREST AND DIVIDEND INCOME
Loans	$87,372	$86,309	$78,911	$334,604	$301,970
Due from banks	211	187	235	760	741
Available-for-sale debt securities	11,509	9,738	8,760	39,287	36,779
Held-to-maturity debt securities	1,225	1,224	1,222	4,886	4,881
Federal Home Loan Bank and other stock	593	598	894	2,537	3,203
Total Interest and Dividend Income	100,910	$98,056	$90,022	$382,074	$347,574
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,527	4,063	4,698	17,237	16,914
Other deposits	23,318	24,210	22,856	93,010	87,069
Federal funds purchased and securities sold under agreements to repurchase	21	23	11	146	46
Other borrowings	3,983	5,882	6,176	21,950	32,443
Total Interest Expense	31,849	34,178	33,741	132,343	136,472
Net Interest Income	69,061	63,878	56,281	249,731	211,102
Less: Provision for credit loss expense	977	2,490	1,411	11,534	6,611
Net Interest Income After Provision for Credit Loss Expense	68,084	61,388	54,870	238,197	204,491
NONINTEREST INCOME
Insurance commissions and fees	3,079	11,282	8,471	35,569	39,100
Wealth management fees	5,053	4,979	4,878	20,115	19,589
Service charges on deposit accounts	1,819	1,844	1,854	7,258	7,288
Card services income	2,835	2,891	2,919	11,502	12,057
Gain on sale of TIA	188,241	0	0	188,241	0
Other income	3,451	2,557	2,740	12,875	10,061
Net gain (loss) on securities transactions	(78,715)	11	(33)	(78,689)	32
Total Noninterest Income	125,763	23,564	20,829	196,871	88,127
NONINTEREST EXPENSE
Salaries and wages	29,630	27,581	25,870	108,556	101,150
Other employee benefits	6,642	6,073	7,429	26,977	26,661
Net occupancy expense of premises	3,102	3,173	2,873	12,953	12,634
Furniture and fixture expense	1,795	1,825	1,834	7,476	7,666
Amortization of intangible assets	27	97	90	292	332
Other operating expense	12,939	15,098	11,870	53,958	51,199
Total Noninterest Expenses	54,135	53,847	49,966	210,212	199,642
Income Before Income Tax Expense	139,712	31,105	25,733	224,856	92,976
Income Tax Expense	43,464	7,432	6,045	63,785	22,003
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	96,248	23,673	19,688	161,071	70,973
Less: Net Income Attributable to Noncontrolling Interests	0	0	30	0	123
Net Income Attributable to Tompkins Financial Corporation	$96,248	23,673	19,658	161,071	70,850
Basic Earnings Per Share	$6.74	$1.66	$1.38	$11.30	$4.98
Diluted Earnings Per Share	$6.70	$1.65	$1.37	$11.24	$4.97

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$17,795	$211	4.70%	$18,474	$187	4.02%	$19,065	$235	4.90%
Securities[1]
U.S. Government securities	1,595,043	12,244	3.04%	1,616,048	10,466	2.57%	1,619,973	9,471	2.33%
State and municipal[2]	81,613	537	2.61%	82,462	541	2.60%	86,481	557	2.56%
Other Securities[2]	3,298	52	6.25%	3,283	54	6.52%	3,287	55	6.66%
Total securities	1,679,954	12,833	3.03%	1,701,793	11,061	2.58%	1,709,741	10,083	2.35%
FHLBNY and FRB stock	24,113	593	9.76%	31,023	598	7.65%	30,665	894	11.60%
Total loans and leases, net of unearned income[2,3]	6,336,565	87,612	5.48%	6,216,384	86,522	5.52%	5,931,771	79,126	5.31%
Total interest-earning assets	8,058,427	101,249	4.98%	7,967,674	98,368	4.90%	7,691,242	90,338	4.67%
Other assets	313,860			329,774			282,490
Total assets	$8,372,287			$8,297,448			$7,973,732
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,779,290	$16,695	1.75%	$3,724,882	$17,306	1.84%	$3,661,006	$17,223	1.87%
Time deposits	1,282,009	11,150	3.45%	1,228,830	10,967	3.54%	1,076,300	10,331	3.82%
Total interest-bearing deposits	5,061,299	27,845	2.18%	4,953,712	28,273	2.26%	4,737,306	27,554	2.31%
Federal funds purchased & securities sold under agreements to repurchase	42,221	21	0.20%	41,524	23	0.22%	39,519	11	0.11%
Other borrowings	380,920	3,983	4.15%	535,327	5,882	4.36%	534,219	6,176	4.60%
Total interest-bearing liabilities	5,484,440	31,849	2.30%	5,530,563	34,178	2.45%	5,311,044	33,741	2.53%
Noninterest bearing deposits	1,911,583			1,892,896			1,844,772
Accrued expenses and other liabilities	100,606			102,462			101,370
Total liabilities	7,496,629			7,525,921			7,257,186
Tompkins Financial Corporation Shareholders’ equity	875,658			771,527			715,299
Noncontrolling interest	0			0			1,247
Total equity	875,658			771,527			716,546
Total liabilities and equity	$8,372,287			$8,297,448			$7,973,732
Interest rate spread			2.68%			2.45%			2.15%
Tax-equivalent net interest income/margin on earning assets		69,400	3.42%		64,190	3.20%		56,597	2.93%
Tax-equivalent adjustment		(339)			(312)			(316)
Net interest income		$69,061			$63,878			$56,281

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	December 31, 2025			December 31, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$17,136	$760	4.44%	$14,052	$741	5.27%
Securities[1]
U.S. Government securities	1,605,011	42,177	2.63%	1,689,411	39,580	2.34%
State and municipal[2]	83,747	2,185	2.61%	88,414	2,254	2.55%
Other securities	3,284	213	6.49%	3,277	235	7.17%
Total securities	1,692,042	44,575	2.63%	1,781,102	42,069	2.36%
FHLBNY and FRB stock	29,677	2,537	8.55%	35,369	3,203	9.06%
Total loans and leases, net of unearned income[2,3]	6,177,928	335,471	5.43%	5,768,575	302,780	5.25%
Total interest-earning assets	7,916,783	383,343	4.84%	7,599,098	348,793	4.59%
Other assets	308,011			276,241
Total assets	$8,224,794			$7,875,339
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	3,717,100	66,597	1.79%	3,553,942	64,647	1.82%
Time deposits	1,225,363	43,650	3.56%	1,017,532	39,336	3.87%
Total interest-bearing deposits	4,942,463	110,247	2.23%	4,571,474	103,983	2.27%
Federal funds purchased & securities sold under agreements to repurchase	43,360	146	0.34%	42,752	46	0.11%
Other borrowings	506,778	21,950	4.33%	638,721	32,443	5.08%
Total interest-bearing liabilities	5,492,601	132,343	2.41%	5,252,947	136,472	2.60%
Noninterest bearing deposits	1,851,128			1,838,036
Accrued expenses and other liabilities	99,370			98,542
Total liabilities	7,443,099			7,189,525
Tompkins Financial Corporation Shareholders’ equity	781,695			684,417
Noncontrolling interest	0			1,397
Total equity	781,695			685,814

Total liabilities and equity	$8,224,794			$7,875,339
Interest rate spread			2.43%			1.99%
Net interest income (TE)/margin on earning assets		251,000	3.17%		212,321	2.79%

Tax Equivalent Adjustment		(1,269)			(1,219)
Net interest income		$249,731			$211,102

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-25	Sep-25	Jun-25	Mar-25	Dec-24	Dec-25
Securities	$1,695,396	$1,604,357	$1,588,647	$1,572,602	$1,544,762	$1,695,396
Total Loans	6,446,245	6,288,071	6,172,654	6,066,645	6,019,922	6,446,245
Allowance for credit losses	57,671	59,889	58,555	61,023	56,496	57,671
Total assets	8,668,268	8,468,731	8,373,818	8,199,653	8,109,080	8,668,268
Total deposits	6,937,762	7,053,070	6,715,795	6,753,502	6,471,805	6,937,762
Brokered deposits	114,391	145,223	138,787	99,763	0	114,391
Federal funds purchased and securities sold under agreements to repurchase	95,569	80,804	127,111	122,985	37,036	95,569
Other borrowings	564,446	444,866	672,696	493,247	790,247	564,446
Total equity	938,377	788,805	761,793	741,377	713,444	938,377

Average Balance Sheet
Average earning assets	$8,058,427	$7,967,674	$7,875,490	$7,761,723	$7,691,242	$7,916,783
Average assets	8,372,287	8,297,448	8,168,595	8,056,578	7,973,732	8,224,794
Average interest-bearing liabilities	5,484,440	5,530,563	5,503,624	5,450,993	5,311,044	5,492,601
Average equity	875,658	771,527	749,975	728,110	716,546	781,695

Share data
Weighted average shares outstanding (basic)	14,270,206	14,248,533	14,246,395	14,246,140	14,230,297	14,252,810
Weighted average shares outstanding (diluted)	14,356,680	14,345,219	14,320,125	14,319,440	14,312,497	14,335,358
Period-end shares outstanding	14,420,495	14,431,300	14,430,985	14,433,873	14,436,363	14,420,495
Common equity book value per share	$65.07	$54.66	$52.79	$51.36	$49.42	$65.07
Tangible book value per share (Non-GAAP)**	$60.03	$48.19	$46.31	$44.88	$42.93	$60.03
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$69,061	$63,878	$60,130	$56,662	$56,281	$249,731
Provision for credit loss expense	977	2,490	2,780	5,287	1,411	11,534
Noninterest income	125,763	23,564	22,512	25,032	20,829	196,871
Noninterest expense	54,135	53,847	51,623	50,607	49,966	210,212
Income tax expense	43,464	7,432	6,768	6,121	6,045	63,785
Net income attributable to Tompkins Financial Corporation	96,248	23,673	21,471	19,679	19,658	161,071
Noncontrolling interests	0	0	0	0	30	0
Basic earnings per share[4]	6.74	1.66	1.51	1.38	1.38	11.30
Diluted earnings per share[4]	6.70	1.65	1.50	1.37	1.37	11.24

Nonperforming Assets
Nonaccrual loans and leases	$47,794	$52,805	$52,325	$70,891	$50,548	$47,794
Loans and leases 90 days past due and accruing	146	166	166	187	323	146
Total nonperforming loans and leases	47,940	52,971	52,491	71,078	50,871	47,940
OREO	229	0	81	81	14,314	229
Total nonperforming assets	$48,169	$52,971	$52,572	$71,159	$65,185	$48,169

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Dec-25	Sep-25	Jun-25	Mar-25	Dec-24	Dec-25
Loans and leases 30-89 days past due and
accruing	$8,806	$7,841	$5,857	$12,285	$28,828	$8,806
Loans and leases 90 days past due and accruing	146	166	166	187	323	146
Total loans and leases past due and accruing	8,952	8,007	6,023	12,472	29,151	8,952

Allowance for Credit Losses
Balance at beginning of period	$59,889	$58,555	$61,023	$56,496	$55,384	$56,496
Provision for credit losses	1,064	2,454	2,786	5,260	1,969	$11,564
Net loan and lease charge-offs (recoveries)	3,282	1,120	5,254	733	857	$10,389
Allowance for credit losses at end of period	$57,671	$59,889	$58,555	$61,023	$56,496	$57,671

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,520	$1,484	$1,490	$1,463	$2,021	$1,463
Provision (credit) for credit losses	(87)	36	(6)	27	(558)	$(30)
Allowance for credit losses at end of period	$1,433	$1,520	$1,484	$1,490	$1,463	$1,433

Loan Classification - Total Portfolio
Special Mention	$100,717	$88,398	$40,048	$34,790	$36,923	$100,717
Substandard	33,764	55,762	56,740	75,980	74,163	33,764

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.74%	0.84%	0.85%	1.17%	0.85%	0.74%
Nonperforming assets/total assets	0.56%	0.63%	0.63%	0.87%	0.80%	0.56%
Allowance for credit losses/total loans and leases	0.89%	0.95%	0.95%	1.01%	0.94%	0.89%
Allowance/nonperforming loans and leases	120.30%	113.06%	111.55%	85.85%	111.06%	120.30%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.21%	0.07%	0.34%	0.05%	0.06%	0.17%

Capital Adequacy
Tier 1 Capital (to average assets)	10.62%	9.41%	9.36%	9.31%	9.27%	10.62%
Total Capital (to risk-weighted assets)	14.55%	13.27%	13.15%	13.28%	13.07%	14.55%

Profitability (period-end)
Return on average assets *	4.56%	1.13%	1.05%	0.99%	0.98%	1.96%
Return on average equity *	43.61%	12.17%	11.48%	10.96%	10.91%	20.61%
Net interest margin (TE) *	3.42%	3.20%	3.08%	2.98%	2.93%	3.17%
Average yield on interest-earning assets*	4.98%	4.90%	4.79%	4.69%	4.67%	4.84%
Average cost of deposits*	1.58%	1.64%	1.64%	1.63%	1.67%	1.62%
Average cost of funds*	1.71%	1.83%	1.84%	1.84%	1.88%	1.80%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Dec-25	Sep-25	Jun-25	Mar-25	Dec-24	Dec-25
Common equity book value per share (GAAP)	$65.07	$54.66	$52.79	$51.36	$49.42	$65.07
Total common equity	$938,377	$788,805	$761,793	$741,377	$713,444	$938,377
Less: Goodwill and intangibles*	72,766	93,405	93,503	93,586	93,670	72,766
Tangible common equity (Non-GAAP)	865,611	695,400	668,290	647,791	619,774	865,611
Ending shares outstanding	14,420,495	14,431,300	14,430,985	14,433,873	14,436,363	14,420,495
Tangible book value per share (Non-GAAP)	$60.03	$48.19	$46.31	$44.88	$42.93	$60.03
*The decline in goodwill for the fourth quarter and full year 2025 over the prior periods shown in the table reflects the sale of TIA.

Reconciliation of Net Income Available to Common Shareholders/Diluted Earnings Per Share (GAAP) to Adjusted Net Operating Income Available to Common Shareholders/Adjusted Diluted Earnings Per Share (Non-GAAP); Return on Average Assets and Return on Average Equity (GAAP) to Adjusted Return on Average Assets, Adjusted Return on Average Equity and Adjusted Operating Return on Average Shareholders' Tangible Common Equity (Non-GAAP)
	QTD	QTD	YTD
(In thousands, except per share data)	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net income available to common shareholders	$96,248	$19,658	$161,071	$70,850
Less: income attributable to unvested stock-based compensation awards	0	0	0	0
Net earnings allocated to common shareholders (GAAP)	96,248	19,658	161,071	70,850
Diluted earnings per share (GAAP)	6.70	1.37	11.24	4.97
Adjustments for non-operating income and expense:
(Gain) loss on sale of investment securities	78,721	0	78,721	(50)
(Gain) from sale of Tompkins Insurance Agency, Inc.	(183,902)	0	(183,902)	0
Total adjustments	(105,181)	0	(105,181)	(50)
Tax expense	(34,509)	0	(34,509)	(12)
Total adjustments, net of tax	(70,672)	0	(70,672)	(38)
Adjusted net income or operating income (Non-GAAP)	25,576	19,658	90,399	70,812
Weighted average shares outstanding (basic)	14,270,206	14,230,297	14,252,810	14,218,106
Weighted average shares outstanding (diluted)	14,356,680	14,312,497	14,335,358	14,268,443
Adjusted/operating basic earnings per share (Non-GAAP)	1.79	1.38	6.34	4.98
Adjusted/operating diluted earnings per share (Non-GAAP)	1.78	1.37	6.31	4.96
Net income available to common shareholders	96,248	19,658	161,071	70,850
Adjusted net income or operating income (Non-GAAP)	25,576	19,658	90,399	70,812
Average total assets	8,372,287	7,973,732	8,224,794	7,875,339
Return on average assets	4.56%	0.98%	1.96%	0.90%
Adjusted return on average assets (Non-GAAP)	1.21%	0.98%	1.10%	0.90%
Net income available to common shareholders	96,248	19,658	161,071	70,850
Adjusted net income or operating income (Non-GAAP)	25,576	19,658	90,399	70,812
Average total equity	875,658	716,545	781,695	685,814
Return on average equity	43.61%	10.88%	20.61%	10.33%
Adjusted return on average equity (Non-GAAP)	11.59%	10.88%	11.56%	10.33%
Adjusted net income or operating income (Non-GAAP)	25,576	19,658	90,399	70,850
Average Tompkins Financial Corporation shareholders' equity	875,658	715,299	781,695	684,417
Amortization of intangibles	27	90	292	332
Tax expense	6	22	72	81
Amortization of intangibles, net of tax	21	68	220	251
Adjusted net income or operating income (Non-GAAP)	25,597	19,726	90,619	71,063
Average Tompkins Financial Corporation shareholders' equity	875,658	715,299	781,695	684,417
Average goodwill and intangibles	79,494	93,716	90,006	93,844
Average Tompkins Financial Corporation shareholders' tangible common equity (Non-GAAP)	$796,164	$621,583	$691,689	$590,573
Adjusted operating return on average shareholders' tangible common equity (Non-GAAP)	12.76%	12.59%	13.10%	12.03%
1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2025 and 2024 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.